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                                  EXHIBIT 10.3

                                 NON-NEGOTIABLE
                                LIMITED RECOURSE
                                 PROMISSORY NOTE

$535,000.00                                                      JANUARY 1, 2002

FOR VALUE RECEIVED, the undersigned, Allison Amon, Lisa Mehling and Steve Wax, ("Makers"), jointly and severally, hereby promise to pay to iNTELEFILM, Corp. (the "Holder"), on or before December 31, 2004, , the principal sum of Five Hundred Thirty-Five Thousand and 00/100 Dollars ($535,000.00), together with interest, as follows, (i) the first $250,000 of principal to be repaid will bear interest at the annual rate of 8%, and (ii) the final $285,000 will bear interest at the generally prevailing prime rate, as reported from time to time in The Wall Street Journal, adjusted quarterly.

 This Note is payable in installments, which shall include principal and interest, as follows:

            March 31, 2002               $ 40,000.00
            June 30, 2002                $ 40,000.00
            September 30, 2002           $ 40,000.00
            December 31, 2002            $190,000.00
            March 31, 2003               $ 20,000.00
            June 30, 2003                $ 20,000.00
            September 30, 2003           $ 20,000.00
            December 31, 2003            $ 70,000.00
            March 31, 2004               $ 20,000.00
            June 30, 2004                $ 20,000.00
            September 30, 2004           $ 20,000.00
            December 31, 2004            All then unpaid principal and interest


        The obligations of the Makers under this Note are secured by a pledge of shares of the issued and outstanding common stock of Chelsea Pictures, Inc. and certain issued and outstanding shares of Holder's common stock (collectively, the "Shares"), pursuant to a Stock Pledge Agreement of even date entered into between the Makers and the Holder (the "Stock Pledge Agreement").

        In the event of a default by the Principals, iNTELEFILM's recourse shall be limited to $150,000 against the Makers, jointly and severally, and for the value of the Pledged Shares (as defined in the Stock Pledge Agreement).

        If the date set for payment of principal or interest hereunder is a Saturday, Sunday or legal holiday, then such payment shall be made on the next succeeding business day.

         All payments hereunder shall be made by check, and delivered to the Holder at such address as to which it shall have notified the Makers from time to time in writing.

        Upon the occurrence of any Default (as defined below), Holder may declare any or all obligations or liabilities of Makers (including the unpaid principal hereunder, interest and late charges due thereon), immediately due and payable without presentment, demand, protest or notice. Following a Default in payment (as specified in paragraph (a), below, the unpaid principal balance of this Note will bear interest at the annual rate of 10%.



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        At the option of the Holder, this Note, including the principal amount at such time remaining unpaid and interest accrued thereon, shall, without notice or demand, be declared to be and thereby become immediately due and payable for any of the following events of default (each a "Default"), if such default has not been cured. Each of the following shall be a Default unless the Holder consents to such action in writing, which consent may be withheld for any reason:

         (a) The failure to pay when due any payment of principal or interest herein required, if such failure continues for twenty
                  (20) days after written notice of such failure from the Holder to each of the Principals c/o Chelsea Pictures, Inc. at the address provided in the Stock Purchase Agreement;

         (b) The merger or consolidation of Chelsea Pictures, Inc. with or into another entity unless the shareholders of Chelsea Pictures, Inc. prior to the merger or consolidation own more than fifty percent (50%) of the voting control of the surviving or resulting entity;

         (c) The sale by Chelsea Pictures, Inc. of all or substantially all of its assets or the liquidation or dissolution of Chelsea Pictures, Inc.;

         (d) The filing of a voluntary petition for an order of relief under the Bankruptcy Code by Chelsea Pictures, or any filing for relief under any state or federal insolvency statute by Chelsea Pictures;

         (e) The filing of an involuntary petition for an order of relief under the Bankruptcy Code against Chelsea Pictures, or any filing for relief under any other state or federal insolvency statute against Chelsea Pictures unless discharged or dismissed within ninety (90) days of the filing; or

         (f)      Failure to provide financial information as follows:

                  (i) Company financial statements within 45 days of each quarter's end; and

                  (ii) Updated personal financial summaries of the Principals within 90 days of each calendar year end;

        If an Event of Default shall occur hereunder, the Makers shall pay the costs of collection, including reasonable attorneys' fees, incurred by the Holder in the enforcement hereof.

        The Makers may prepay the whole or any part of the principal of this note at any time and from time to time without premium or penalty.

        The Makers hereby waive demand, presentment, notice of dishonor, protest and notice of protest, and agree that the Holder hereof may extend the time for payment or accept partial payment without discharging or releasing the Makers.

        This Note shall be governed by and construed in accordance with the laws of the State of New York.



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        The provisions of this Note are severable. If any provision of this Note or the application thereof to any person or circumstance is held invalid, the provision or its application shall be modified to the extent possible to reflect the expressed intent of the parties but in any event, invalidity shall not affect other provisions or applications of this Note which can be given effect without the invalid provision or application.










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        This Note may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Note.


        IN WITNESS WHEREOF, the Makers have executed this note under seal as of the date first set forth above.

                                       /s/ Allison Amon
                                       -----------------------------------------
                                       ALLISON AMON

                                       /s/ Lisa Mehling
                                       -----------------------------------------
                                       LISA MEHLING

                                       /s/ Steve Wax
                                       -----------------------------------------
                                       STEVE WAX